EXHIBIT 5.1

BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON NEWPORT BEACH	NEW YORK SAN FRANCISCO SHANGHAI SILICON VALLEY TOKYO WASHINGTON, D.C.

May 1, 2008
OUR FILE NUMBER
0843143-0002

Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California 92612

Re:	Registration of Securities of Sun Healthcare Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Sun Healthcare Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2008 under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to an aggregate of $179,375,000 of the following securities of the Company: (i) senior or subordinated debt securities, in one or more series (the “Debt Securities”), which may be issued under indentures (the “Indentures”) entered into or proposed to be entered into among the Company and trustee (the “Trustee”) that will be appointed prior to the issuance of Debt Securities; (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (iii) shares of the Company’s preferred stock, par value $0.01 per share  (the “Preferred Stock”); (iv) warrants to purchase Debt Securities (the “Debt Warrants”) to be issued pursuant to a warrant agreement (the “Debt Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Debt Warrants; (v) warrants to purchase Common Stock (the “Common Stock Warrants”) to be issued pursuant to a warrant agreement (the “Common Stock Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Common Stock Warrants; and (vi) warrants to purchase Preferred Stock (the “Preferred Stock Warrants” and, together with the Debt Warrants and Common Stock Warrants, the “Warrants”) to be issued pursuant to a warrant agreement (the “Preferred Stock Warrant Agreement” and, together with the Debt Warrant Agreement and Common Stock Warrant Agreement, the “Warrant Agreements”) between the Company and a warrant agent to be appointed prior to the issuance of Preferred Warrants.  The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Offered Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

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(i)           the Registration Statement;
(ii)	the forms of Indenture filed as exhibits to the Registration Statement;

(iii)	the forms of the Warrant Agreements filed as exhibits to the Registration Statement;

(iv)	a specimen certificate representing the Common Stock;

(v)	the Restated Certificate of Incorporation of the Company, as amended and presently in effect;

(vi)	the Amended and Restated Bylaws of the Company, as presently in effect; and

(vii)
certain resolutions of the Board of Directors of the Company (the “Board of Directors”) adopted at a meeting duly held on March 4, 2008 (the “Board Resolutions”) relating to the issuance and sale of the Offered Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.           With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the Indenture has been duly executed and delivered; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof or, in the case of “book-entry” Debt Securities, the Debt Securities have been entered under the names of the purchasers thereof on the books of a depositary upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued (A) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities or (B) upon the exercise of any Warrants exercisable for Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt

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Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2.           With respect to the shares of Common Stock offered under the Registration Statement (the “Offered Common Stock”), when (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) certificates representing the shares of Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners; and (iii) the Company receives consideration per share of the Offered Common Stock (A) in such an amount (not less than the par value per share) as may be determined by the Board of Directors in the form of cash, any tangible or intangible property or any benefit to the Company, or a combination thereof or (B) in an amount not less than the amount of consideration determined to be capital, in any of the above-stated forms, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued (1) upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Offered Common Stock or (2) upon the exercise of any Warrants exercisable for Offered Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

3.           With respect to the shares of any series of Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners; and (iv) the Company receives consideration per share of the Offered Preferred Stock (A) in such an amount (not less than the par value per share) as may be determined by the Board of Directors in the form of cash, any tangible or intangible property or any benefit to he Company, or any combination thereof, or (B) in an amount not less than the amount of consideration determined to be capital, in any of the above-stated forms, the issuance and sale of the shares of Offered Preferred Stock (including any

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Offered Preferred Stock duly issued (1) upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Offered Preferred Stock or (2) upon the exercise of any Warrants exercisable for Offered Preferred Stock) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

4.           With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Offered Warrants in accordance with the Board Resolutions; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement; (iii) the applicable Warrant Agreement has been duly executed and delivered; and (iv) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Warrants will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted, /s/ O'Melveny & Myers LLP